UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 12, 2011

Commission File Number: 333-169014

American Energy Development Corp.
(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation or organization)	27-2304001 (I.R.S. Employer Identification No.)
1230 Avenue of the Americas, 7th Floor, New York, NY 10020 (Address of principal executive offices)
(888) 542-7720 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02  Unregistered Sales of Equity Securities

On October 12, 2011, American Energy Development Corp. (the “Registrant”) issued 500,000 shares of the Registrant’s common stock (“Shares”) at a purchase price of $0.40 per share and warrants to purchase 500,000 of the Registrant’s common stock (“Warrants”) at an exercise price of 120% of the purchase price, or $0.48 per share, to an investor in exchange for $200,000 pursuant to the Securities Purchase Agreement dated October 3, 2011, as previously reported on the Registrant’s Current Report on Form 8-K dated October 7, 2011.

The Warrants expire five years from the date of the investment.  This brief description of the Warrants is only a summary of the material terms and is qualified in its entirety by reference to the full text of the Form of Warrant as attached in Exhibit 10.1 to this Current Report on Form 8-K.

The Shares and Warrants were issued in a transaction which the Registrant believes satisfies the requirements of that exemption from registration and prospectus delivery requirements of the Securities Act, which exemption is specified by Regulation S promulgated pursuant to that act by the Securities and Exchange Commission.

Item 9.01 Exhibits.

(d) Exhibits.

The following exhibit is filed with this Current Report on Form 8-K.

Exhibit Number	Description of Exhibit

10.1	Form of Warrant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

October 17, 2011	American Energy Development Corp.

	By:	/s/ Joel Felix
Joel Felix
Chief Financial Officer